FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS RECORD RESULTS

Most Profitable Quarter in Company History

Second Quarter 2014	Six Months 2014

•	Revenue Increases 21.4% to $4.4 Billion

•	Revenue Increases 21.1% to $8.5 Billion

• Same-store Retail Revenue Increases
12.7%

• Same-store Retail Revenue Increases 13.8%

• Income from Continuing Operations

• Income from Continuing Operations
Increases 27.5% to $80.3 Million	Increases 21.7% to $146.4 Million

• Earnings Per Share from Continuing

• Earnings Per Share from Continuing
Operations Increases 27.1% to $0.89	Operations Increases 21.8% to $1.62

• EBITDA Increases 22.4% to $153 Million

• EBITDA Increases 19.6% to $283 Million
BLOOMFIELD HILLS, MI, July 30, 2014 – Penske Automotive Group, Inc. (NYSE:PAG), an
international transportation services company, announced today the most profitable quarter and first six months of income from continuing operations and related earnings per share in company history. For the second quarter of 2014, when compared to the same period last year, income from continuing operations attributable to common shareholders increased 27.5% to $80.3 million and related earnings per share increased 27.1% to $0.89 per share.

Total revenue increased 21.4% to $4.4 billion. The revenue increase was driven by a 10.4% increase in total retail unit sales, including a 5.3% increase on a same-store basis. Gross profit improved 19.2% to $666.9 million while operating income increased 21.5% to $136.2 million.

Commenting on the company’s record results, Penske Automotive Group Chairman Roger S. Penske said, “Our business delivered another outstanding quarter, achieving over 20% growth in revenues, income from continuing operations and related earnings per share. I am particularly pleased with another quarter of double-digit, same-store retail revenue growth, further highlighting the benefit of our company’s brand mix and geographic diversification. We remain confident in the strength of the auto retail market and our ability to continue growing the overall business.”

Highlights of the Second Quarter

•	Total Retail Unit Sales Increased 10.4% to 101,422

•	+8.4% in the United States; +15.3% Internationally

•	New unit retail sales +10.5%

•	Used unit retail sales +10.4%

•	Same-store Retail Revenue Increased 12.7%

•	New +11.9%; Used +15.9%; Finance & Insurance +13.8%; Service and Parts +7.8%

•	+6.3% in the United States; +25.3% Internationally

•	Average Transaction Price Per Unit

•	New $40,318; +7.0%

•	Used $27,733; +8.6%

•	Average Gross Profit Per Unit

•	New $3,115, +$296/unit; Gross Margin 7.7%, +20 basis points

•	Used $1,966, +$50/unit; Gross Margin 7.1%, -40 basis points

•	Finance & Insurance $1,107, +$76/unit

For the six months ended June 30, 2014, total revenue increased 21.1% to $8.5 billion. The revenue increase was driven by an 11.7% increase in total retail unit sales, including 7.5% on a same-store basis. Same-store retail revenue growth was 13.8%. Income from continuing operations increased 21.7% to $146.4 million and related earnings per share increased 21.8% to $1.62 per share when compared to the same period last year.

Share Repurchases
For the six months ended June 30, 2014, the company has repurchased 335,350 shares of its common stock for approximately $15.5 million, or an average price of $46.20 per share. The company has a remaining share repurchase authorization of $77.6 million as of June 30, 2014.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the second quarter of 2014 on July 30, 2014, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 230-1085 [International, please dial (612) 288-0340]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2014 financial results has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., (NYSE:PAG) headquartered in Bloomfield Hills, Michigan, is an international transportation services company, operating automotive dealerships, commercial vehicle distribution and car rental franchises principally in the United States, Western Europe, Australia and New Zealand, employs approximately 19,900 people worldwide and is a member of the Fortune 500 and Russell 2000. For additional information, visit the company’s website at www.penskeautomotive.com.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential and potential earnings outlook. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle:
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/#!/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
				% Increase/				% Increase/
	2014		2013	(Decrease)	2014		2013	(Decrease)
Revenues:
New Vehicle	$2,238.1		$1,894.0	18.2%	$4,264.4		$3,610.8	18.1%
Used Vehicle	1,273.3		1,061.7	19.9%	2,474.9		2,049.9	20.7%
Finance and Insurance, Net	112.3		94.7	18.6%	217.2		180.6	20.3%
Service and Parts	435.7		384.9	13.2%	853.2		764.6	11.6%
Fleet and Wholesale	216.8		180.3	20.2%	404.7		352.2	14.9%
Commercial Vehicle, Car Rental and Other	130.5		15.0	nm	240.3		21.8	nm

Total Revenues	$4,406.7		$3,630.6	21.4%	$8,454.7		$6,979.9	21.1%
Cost of Sales:
New Vehicle	$2,065.2		$1,752.3	17.9%	$3,934.8		$3,335.4	18.0%
Used Vehicle	1,183.0		982.0	20.5%	2,297.6		1,892.9	21.4%
Service and Parts	175.6		153.7	14.2%	345.9		312.2	10.8%
Fleet and Wholesale	213.7		177.7	20.3%	397.2		345.4	15.0%
Commercial Vehicle, Car Rental and Other	102.3		5.4	nm	188.3		7.9	nm

Total Cost of Sales	$3,739.8		$3,071.1	21.8%	$7,163.8		$5,893.8	21.5%
Gross Profit	666.9		559.5	19.2%	1,290.9		1,086.1	18.9%
SG&A Expenses	513.2		432.7	18.6%	1,001.0		839.8	19.2%
Depreciation	17.5		14.7	19.0%	34.0		29.0	17.2%

Operating Income	136.2		112.1	21.5%	255.9		217.3	17.8%
Floor Plan Interest Expense	(11.6)		(10.7)	8.4%	(22.7)		(20.8)	9.1%
Other Interest Expense	(13.1)		(11.9)	10.1%	(26.2)		(23.4)	12.0%
Equity in Earnings of Affiliates	10.9		8.9	22.5%	16.0		11.2	42.9%

Income from Continuing Operations Before Income Taxes	122.4		98.4	24.4%	223.0		184.3	21.0%
Income Taxes	(41.1)		(34.9)	17.8%	(75.2)	(	(63.2)	19.0%

Income from Continuing Operations	81.3		63.5	28.0%	147.8		121.1	22.0%
Loss from Discontinued Operations, net of tax	(7.4)		(1.0)	nm	(6.0)		(0.6)	nm

Net Income	73.9		62.5	18.2%	141.8		120.5	17.7%
Less: Income Attributable to Non-Controlling Interests	1.0		0.5	100.0%	1.4		0.8	75.0%

Net Income Attributable to Common Shareholders	$72.9		$62.0	17.6%	$140.4		$119.7	17.3%

Income from Continuing Operations Per Share	$0.89		$0.70	27.1%	$1.62		$1.33	21.8%

Income Per Share	$0.81	0	$0.69	17.4%	$1.55	0	$1.32	17.4%

Weighted Average Shares Outstanding	90.4		90.3	0.1%	90.4		90.4	—

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$81.3		$63.5	28.0%	$$147.8		$121.1	22.0%
Less: Income Attributable to Non-Controlling Interests	1.0		0.5	100.0%	1.4		0.8	75.0%

Income from Continuing Operations, net of tax	$80.3		$63.0	27.5%	$146.4		$120.3	21.7%
Loss from Discontinued Operations, net of tax	(7.4)		(1.0)	nm	(6.0)		(0.6)	nm

Net Income Attributable to Common Shareholders	$72.9		$62.0	17.6%	$140.4		$119.7	17.3%

nm – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Cash and Cash Equivalents	$61.4	$49.8
Accounts Receivable, Net	641.2	600.8
Inventories	2,615.9	2,518.3
Other Current Assets	111.4	88.4
Assets Held for Sale	52.4	107.3

Total Current Assets	3,482.3	3,364.6
Property and Equipment, Net	1,367.8	1,232.2
Intangibles	1,518.4	1,439.9
Other Long-Term Assets	373.8	378.8

Total Assets	$6,742.3	$6,415.5

Liabilities and Equity
Floor Plan Notes Payable	$1,717.3	$1,685.1
Floor Plan Notes Payable – Non-Trade	934.0	901.6
Accounts Payable	435.1	373.3
Accrued Expenses	314.4	262.6
Current Portion Long-Term Debt	81.6	50.0
Liabilities Held for Sale	41.1	59.7

Total Current Liabilities	3,523.5	3,332.3
Long-Term Debt	1,006.8	1,033.2
Other Long-Term Liabilities	565.3	527.9

Total Liabilities	5,095.6	4,893.4
Equity	1,646.7	1,522.1

Total Liabilities and Equity	$6,742.3	$6,415.5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Geographic Revenue Mix:
U.S.	61%	66%	59%	64%
U.K.	35%	34%	37%	35%
Other International	4%	—	4%	1%

Total	100%	100%	100%	100%
Revenue Mix:
Automotive Dealership	97%	100%	97%	100%
Commercial Vehicle, Car Rental and Other	3%	—	3%	—
Total	100%	100%	100%	100%
Automotive Dealership Revenue Mix:
Premium/Luxury:
BMW	26%	25%	26%	25%
Audi	13%	13%	13%	13%
Mercedes-Benz	10%	11%	10%	11%
Porsche	5%	5%	5%	5%
Land Rover	5%	4%	6%	4%
Lexus	4%	4%	4%	4%
Ferrari / Maserati	3%	2%	2%	2%
Bentley	2%	1%	2%	1%
Acura	1%	2%	1%	2%
Others	2%	2%	2%	2%

Total Premium/Luxury	71%	69%	71%	69%
Volume Non-U.S.:
Toyota	12%	12%	12%	12%
Honda	8%	10%	8%	10%
Volkswagen	2%	2%	2%	2%
Nissan	1%	1%	1%	1%
Others	2%	2%	2%	2%

Total Volume Non-U.S.	25%	27%	25%	27%
U.S.:
General Motors / Chrysler / Ford	4%	4%	4%	4%

Total Automotive Dealership Revenue	100%	100%	100%	100%
Gross Profit Mix:
New Vehicles	25.9%	25.3%	25.5%	25.3%
Used Vehicles	13.5%	14.2%	13.7%	14.5%
Finance and Insurance	16.8%	16.9%	16.8%	16.6%
Service and Parts	39.1%	41.4%	39.4%	41.7%
Fleet and Wholesale	0.5%	0.5%	0.6%	0.6%
Commercial Vehicle, Car Rental and Other	4.2%	1.7%	4.0%	1.3%

Total	100.0%	100.0%	100.0%	100.0%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Selected Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	Increase/ (Decrease)	2014	2013	Increase/ (Decrease)
Operating items as a percentage of revenue:
Gross Profit:
New Vehicle	7.7%	7.5%	+20 bps	7.7%	7.6%	+10 bps
Used Vehicle	7.1%	7.5%	-40 bps	7.2%	7.7%	-50 bps
Service and Parts	59.7%	60.1%	-40 bps	59.5%	59.2%	+30 bps
Fleet and Wholesale	1.4%	1.4%	—	1.9%	1.9%	—
Commercial Vehicle, Car Rental and Other	21.6%	64.0%	nm	21.6%	63.8%	nm

Total Gross Profit	15.1%	15.4%	-30 bps	15.3%	15.6%	-30 bps
Selling, General and Administrative Expenses	11.6%	11.9%	-30 bps	11.8%	12.0%	-20 bps
Operating Income	3.1%	3.1%	—	3.0%	3.1%	-10 bps
Inc. From Cont. Ops. Before Inc. Taxes	2.8%	2.7%	+10 bps	2.6%	2.6%	—
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	77.0%	77.3%	-30 bps	77.5%	77.3%	+20 bps
Operating Income	20.4%	20.0%	+40 bps	19.8%	20.0%	-20 bps

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Increase/			% Increase/
	2014	2013	(Decrease)	2014	2013	(Decrease)
(Amounts in Millions):
EBITDA*	$153.0	$125.0	22.4%	$283.2	$236.7	19.6%
Rent Expense	49.7	43.9	13.2%	97.5	87.4	11.6%
Floorplan Credits	8.1	6.3	28.6%	14.2	12.3	15.4%

*	See the following Non-GAAP reconciliation tables

nm – not meaningful

PENSKE AUTOMOTIVE GROUP, INC.
Automotive Retail Operations Selected Data
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Increase/			% Increase/
	2014	2013	(Decrease)	2014	2013	(Decrease)
Total Retail Units:
New Retail	55,510	50,246	10.5%	105,798	95,306	11.0%
Used Retail	45,912	41,587	10.4%	91,282	81,097	12.6%

Total Retail	101,422	91,833	10.4%	197,080	176,403	11.7%

Same-Store Retail Units:
New Same-Store Retail	52,537	50,201	4.7%	100,768	94,891	6.2%
Used Same-Store Retail	44,121	41,555	6.2%	87,744	80,419	9.1%

Total Same-Store Retail	96,658	91,756	5.3%	188,512	175,310	7.5%

Same-Store Retail Revenue: (Amounts in Millions)
New Vehicles	$2,117.3	$1,891.6	11.9%	$4,061.0	$3,593.8	13.0%
Used Vehicles	1,228.4	1,060.3	15.9%	2,388.9	2,038.0	17.2%
Finance and Insurance, Net	107.7	94.6	13.8%	209.4	180.3	16.1%
Service and Parts	414.7	384.6	7.8%	817.3	759.6	7.6%

Total Same-Store Retail	$3,868.1	$3,431.1	12.7%	$7,476.6	$6,571.7	13.8%

Retail Revenue Mix:
New Vehicles	55.1%	55.1%	—	54.6%	54.7%	-10 bps
Used Vehicles	31.4%	30.9%	+50 bps	31.7%	31.0%	+70 bps
Finance and Insurance, Net	2.8%	2.8%	—	2.8%	2.7%	+10 bps
Service and Parts	10.7%	11.2%	-50 bps	10.9%	11.6%	-70 bps
Average Revenue per Vehicle Retailed:
New Vehicles	$40,318	$37,694	7.0%	$40,306	$37,886	6.4%
Used Vehicles	27,733	25,529	8.6%	27,112	25,277	7.3%
Gross Profit per Vehicle Retailed:
New Vehicles	$3,115	$2,819	10.5%	$3,115	$2,888	7.9%
Used Vehicles	1,966	1,916	2.6%	1,942	1,936	0.3%
Finance and Insurance	1,107	1,031	7.4%	1,102	1,024	7.6%

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliation
(Unaudited)

Reconciliation of reported net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the three months and six months ended June 30, 2014 and 2013:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			% Increase/			% Increase/
(Amounts in Millions)	2014	2013	(Decrease)	2014	2013	(Decrease)
Net Income	$73.9	$62.5	18.2%	$141.8	$120.5	17.7%
Depreciation	17.5	14.7	19.0%	34.0	29.0	17.2%
Other Interest Expense	13.1	11.9	10.1%	26.2	23.4	12.0%
Income Taxes	41.1	34.9	17.8%	75.2	63.2	19.0%
Loss from Discontinued Operations, net of tax	7.4	1.0	nm	6.0	0.6	nm

EBITDA	$153.0	$125.0	22.4%	$283.2	$236.7	19.6%

nm – not meaningful

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